Exhibit 77D: Policies with respect to security investments

Morgan Stanley Select Dimensions Investment Series - Money
Market Portfolio

The Money Market Portfolio made those changes to its investment strategies described in the supplement to its Prospectus and Statement of Additional Information filed via
EDGAR with the Securities and Exchange Commission on December 13, 2012 (accession number 0001104659-12-
083974) and incorporated by reference herein.